UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 16, 2010

CAS MEDICAL SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-13839 (Commission File Number)	06-1123096 (I.R.S. Employer Identification No.)
44 East Industrial Road, Branford, Connecticut 06405 (Address of principal executive offices, including zip code) (203) 488-6056 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES

On June 16, 2010, CAS Medical Systems, Inc. (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with certain accredited investors listed therein (the “Subscribers”), pursuant to which the Company issued in a private placement 1,375,000 shares (the “Shares”) of the Company’s common stock, par value $0.004 per share, for an aggregate cash purchase price of $1,925,000 representing a per-share purchase price of $1.40.

The securities offered and sold to the Subscribers in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and were sold in reliance upon the exemption from securities registration afforded by Regulation D under the Securities Act.  Each Subscriber represented to the Company that it is an “accredited investor”, as defined in Rule 501 of Regulation D. There were no placement agent fees paid in connection with the issuance of the Shares.

The Subscription Agreement contains provisions pursuant to which the Company is required to file a registration statement to register the Shares for resale. The Subscription Agreement also contains provisions for “piggyback registration rights” pursuant to which the Subscribers may include their shares in any future registration statement filed by the Company, with certain exceptions as set forth in the Subscription Agreement.

The above summary is not intended to be complete and is qualified in its entirety by reference to the detailed provisions in the form of Subscription Agreement which is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

A copy of the press release issued by the Company in connection with the private placement is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits – The following exhibits are filed as part of this report:

10.1	Form of Subscription Agreement dated June 16, 2010 among CAS Medical Systems, Inc. and the several Subscribers

99.1	Press Release dated June 16, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAS MEDICAL SYSTEMS, INC.

Date: June 17, 2010	By:	/s/ Jeffery A. Baird
Jeffery A. Baird
Chief Financial Officer

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